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                                                                    Exhibit 99.1


NEW RELEASE                                                  [FLAG TELECOM LOGO]
FOR IMMEDIATE RELEASE


                     TYCO PURCHASES SHARES IN FLAG TELECOM
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               TYCO PURCHASES 11.2% OF FLAG TELECOM FROM VERIZON
               -------------------------------------------------

                    VERIZON NOW HOLDS 18.6% OF FLAG TELECOM
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London, 20 June 2001: FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, announced today that it has been advised that a subsidiary of Verizon Communications Inc. (Verizon) has exercised an option to sell 15 million of its shares in FLAG Telecom to TGN Holdings Ltd., a subsidiary of Tyco International Ltd. (Tyco). Following the sale, which was completed yesterday, Verizon owns approximately 18.6%, and Tyco owns approximately 11.2%, of FLAG Telecom's outstanding common stock.

As a result of the sale, Messrs. Alfred Giammarino and David Riffelmacher, two of Verizon's three designees to the FLAG Telecom Board of Directors, have resigned, and Tyco has waived its right to designate a Director under FLAG Telecom's Bye-laws. The two vacancies in FLAG Telecom's Board created by these resignations and waiver will create additional casual vacancies pursuant to FLAG Telecom's Bye-laws, which the Board of FLAG Telecom intends to fill at a later date.

Verizon and FLAG Telecom continue to enjoy a close commercial relationship, which was strengthened recently with an agreement to jointly develop a pan-European terrestrial network linking the major business centres in Continental Europe. FLAG Telecom also remains a primary supplier of international subsea capacity to Verizon. As an 18.6% shareholder Verizon remains the largest shareholder in FLAG Telecom and will continue to designate one person to FLAG Telecom's Board of Directors.


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FLAG Telecom and TyCom Ltd., a subsidiary of Tyco, have worked together since
1995 on the construction of the FLAG Europe-Asia cable. In April 2001, FLAG Telecom and TyCom announced that they had agreed in principle to jointly develop their previously announced trans-Pacific systems, with TyCom being awarded the subsea construction and maintenance contract and FLAG Telecom, who will own, manage and operate the system, selling four fibre pairs to TyCom. FLAG Telecom is delighted to welcome Tyco as a shareholder and looks forward to continuing to build on an already strong commercial relationship.

ABOUT FLAG TELECOM

FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. The FLAG Europe-Asia cable stretches from the UK to Japan and entered commercial service in November 1997. FLAG Atlantic-1, the world's first transoceanic terabit cable system linking London and Paris to New York, has entered into commercial service and is scheduled to operate as a fully restored loop system in Q3 2001. FLAG North Asian Loop is a multi-terabit intra-Asia system scheduled to enter service in Q2 2001. The FLAG Pacific-1 cable is expected to enter service in Q2 2002. Leveraging this unique network FLAG Telecom's rapidly growing Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications (NYSE: VZ)
(USA) and Dallah Al Barakah Group (Saudi Arabia). For further information, visit www.flagtelecom.com.

FOR FURTHER INFORMATION, CONTACT:

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MEDIA:                                   INVESTORS:
Ben Banta, Corporate Communications      Catherine Nash, Director, Investor Relations
Tel: +44 20 7478 9745                    Tel: +44 (0) 20 7317 0894
E-mail: bbanta@flagtelecom.com           E-mail: cnash@flagtelecom.com
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Statements contained in this Press Release, which are not historical facts may be forward-looking statements, as the term is defined in the Private Securities
Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on
Form 10-K for the fiscal year ended December 31 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.